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                                                                  Exhibit (j)(i)

                    [Letterhead of PricewaterhouseCoopers]

                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 50 to the registration statement on Form N-1A (the "Registration Statement") of our report dated August 13, 1999, relating to the financial statements and financial highlights appearing in the June 30, 1999 Annual Reports to Shareholders of the PIMCO Growth & Income Fund (formerly Mid-Cap Equity Fund, a Portfolio of PIMCO Funds: Multi-Manager Series) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in the Prospectuses and under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP

August 3, 2000